Exhibit 99.1

Bemis Company, Inc.

OFFERS TO EXCHANGE

Any and all outstanding $346,652,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2021 of Bemis Company, Inc.

for

Up to $346,652,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2021 of Bemis Company, Inc. that have been registered under the Securities Act of 1933

and

Any and all outstanding $293,200,000 aggregate principal amount of 3.100% Guaranteed Senior Notes due 2026 of Bemis Company, Inc.

for

Up to $293,200,000 aggregate principal amount of 3.100% Guaranteed Senior Notes due 2026 of Bemis Company, Inc. that have been registered under the Securities Act of 1933

Amcor Finance (USA), Inc.

OFFERS TO EXCHANGE

Any and all outstanding $591,266,000 aggregate principal amount of 3.625% Guaranteed Senior Notes due 2026 of Amcor Finance (USA), Inc.

for

Up to $591,266,000 aggregate principal amount 3.625% Guaranteed Senior Notes due 2026 of Amcor Finance (USA), Inc. that have been registered under the Securities Act of 1933

and

Any and all outstanding $497,508,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2028 of Amcor Finance (USA), Inc.

for

Up to $497,508,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2028 of Amcor Finance (USA), Inc. that have been registered under the Securities Act of 1933

Pursuant to Prospectus dated                      , 2020

, 2020

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

Upon the terms and subject to the conditions set forth in the prospectus dated              , 2020 (the “Prospectus”):

•                  Bemis Company, Inc., a Missouri corporation (“Bemis”), is offering to exchange (each, a “Bemis Exchange Offer” and collectively, the “Bemis Exchange Offers”) any and all of its outstanding $346,652,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2021 (the “Existing 2021 Notes”) and any and all of its outstanding $293,200,000 aggregate principal amount of 3.100% Guaranteed Senior Notes due 2026 (the “Existing Bemis 2026 Notes” and, together with the Existing 2021 Notes, the “Existing Bemis Notes”), respectively, that are validly tendered and not validly withdrawn prior to 5:00 p.m. New York City time, on the Expiration Date (as defined below), for an equal aggregate principal amount of its 4.500% Guaranteed Senior Notes due 2021 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “New 2021 Notes”) and its 3.100% Guaranteed Senior Notes due 2026 that have been registered under the Securities Act (the “New Bemis 2026 Notes” and, together with the New 2021 Notes, the “New Bemis Notes”), respectively; and

•                  Amcor Finance USA, Inc., a Delaware corporation (“AFUI” and, together with Bemis, the “Issuers”), is offering to exchange (each, an “AFUI Exchange Offer” and collectively, the “AFUI Exchange Offers” and, together with the Bemis Exchange Offers, the “Exchange Offers”) any and all of its outstanding $591,266,000 aggregate principal amount of 3.625% Guaranteed Senior Notes due 2026 (the “Existing AFUI 2026 Notes”)

and any and all of its outstanding $497,508,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2028 (the “Existing 2028 Notes” and, together with the Existing AFUI 2026 Notes, the “Existing AFUI Notes”), respectively, that are validly tendered and not validly withdrawn prior to 5:00 p.m. New York City time, on the Expiration Date, for an equal aggregate principal amount of its 3.625% Guaranteed Senior Notes due 2026 that have been registered under the Securities Act (the “New AFUI 2026 Notes”) and its 4.500% Guaranteed Senior Notes due 2028 that have been registered under the Securities Act (the “New 2028 Notes” and, together with the New AFUI 2026 Notes, the “New AFUI Notes”), respectively.

We refer to the Existing Bemis Notes and the Existing AFUI Notes as the “Existing Notes,” and we refer to the New Bemis Notes and the New AFUI Notes as the “New Notes”)

The Exchange Offers are being made in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreements (as defined in the Prospectus).  Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus. Except where the context indicates otherwise, references to the Existing Notes or the New Notes, include the related Guarantees (as defined in the Prospectus).

We are requesting that you contact your clients for whom you hold Existing Notes regarding the applicable Exchange Offer. For your information and for forwarding to your clients for whom you hold Existing Notes or who hold Existing Notes registered in their own names, we are enclosing the following documents:

1.                            The Prospectus; and

2.                            A form of letter which may be sent to your clients for whose account you hold Existing Notes, with space provided for obtaining such clients’ instructions with regard to the applicable Exchange Offer.

Your prompt action is requested. Each Exchange Offer will expire at 5:00 p.m., New York City time, on           , 2020, unless extended by the applicable Issuer (the “Expiration Date”). Any Existing Notes tendered pursuant to any Exchange Offer may be withdrawn (subject to compliance with the procedures set forth in the Prospectus) no later than 5:00 p.m., New York City time, on the Expiration Date.

To participate in any Exchange Offer, you must, prior to 5:00 p.m., New York City Time, on the Expiration Date transmit your acceptance of the Exchange Offer (or cause same to be transmitted) through DTC’s Automated Tender Offer Program (“ATOP”), (ii) transfer or cause your Existing Notes to be transferred through ATOP to the account at DTC established by Global Bondholder Services Corporation, as exchange agent (the “Exchange Agent”) for the Exchange Offers, for purposes of the Exchange Offer and (iii) cause DTC to transmit to the Exchange Agent an electronic confirmation of such transfer (a ‘‘Book-Entry Confirmation’’) that includes a message (an ‘‘Agent’s Message’’) stating (i) the aggregate principal amount of Existing Notes that the applicable DTC participant has tendered on your behalf pursuant to the Exchange Offer, (ii) that DTC has received from the tendering DTC participant an express acknowledgment that such participant has received a copy of the Prospectus and agrees to be bound by the terms and conditions set forth in the Prospectus and (iii) that the applicable Issuer may enforce such agreement against the tendering DTC participant. An Agent’s Message in respect of a tender of Existing Notes must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date for such tender to be valid. There is no letter of transmittal for Existing Notes tendered in connection with the Exchange Offers.

The Issuers will not pay any discounts, fees or commissions, or make any other payments, to brokers, dealers or other persons for soliciting the exchange of Existing Notes pursuant to the any Exchange Offer. The Issuers will pay all transfer taxes incident to the transfer of Existing Notes by the holder to the applicable Issuer pursuant to that Exchange Offer, except as otherwise set forth in the Prospectus.

Any inquiry you may have with respect to any Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Global Bondholder Services Corporation, the Exchange Agent for the Exchange Offers, at its address and telephone number set forth in the Prospectus under the caption “The Exchange Offers—Exchange Agent.”

Very truly yours,
BEMIS COMPANY, INC.
and
AMCOR FINANCE (USA), INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF ANY ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.

Enclosures